UNITED STATES
		SECURITIES AND EXCHANGE COMMISSION
                     Washington, D.C. 20549

                            FORM 8-K
                         CURRENT REPORT
Pursuant to Section 13 or 15 (d) of the Securities Exchange Act of 1934

      Date of Report (Date of earliest event reported November 15, 2006)

		     Platina Energy Group Inc.
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        (Exact name of registrant as specified in its charter)

           Delaware                   000-28335             84-1080043
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(State or other Jurisdiction     (Commission File       (IRS Employer
     of incorporation)                Number)        Identification No.)


  	1807 Capital Avenue, Suite 101 I Cheyenne, Wyoming 82001
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               (Address of principal executive offices)


                          (307) 637-3900
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                   (Issuer's telephone number)


                         Not Applicable
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    (Former name or former address, if changed since last report)



Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

	[ ] Written communications pursuant to Rule 425 under the Securities
	    Act (17 CFR 230.425)

	[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange
	    Act (17 CFR 240.14a-12)

	[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under
	    the Exchange Act   (17 CFR 240.14d-2(b))

	[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01.  Entry into a Material Definitive Agreement.

	On November 20, 2006, Platina Energy Group, Inc. (the "Company") entered into an Asset Purchase Agreement (the "Agreement") with West Texas Royalties, Inc. ("West Texas"). Pursuant to the Agreement, West Texas has agreed to sell to the Company (i) a seventy-five percent (75%) working interest in leases and options to lease, oil and gas properties comprised of approximately 20,000 gross acres (more or less) located in the Palo Duro Basin, Texas and (ii) a seventy-five percent (75%) working interest in oil and gas leases on 372 acres (more or less) comprised of approximately 21 wells located in Young County, Texas with West Texas retaining a twenty five (25%) working interest in all assets being transferred.

Pursuant to the Agreement, the Company plans to issue 25,000 shares of its Series B Preferred Stock. The transactions set forth in the Agreement are contingent upon the Company providing a minimum of $800,000 to fund the purchase, from a third party, the oil and gas leases being transferred on or before March 15, 2007.

Item 8.01.  Other Events.

	Effective November 15, 2006 the address of the Company's executive offices is 1807 Capital Avenue, Suite 101 I, Cheyenne, Wyoming 82001.


Item 9.01.  Financial Statements and Exhibits.

(c)	Exhibits

Exhibit No.	Description

2.1	Asset Purchase Agreement by and among Platina Energy Group, Inc. and
West Texas Royalties, Inc. dated as of November 20, 2006.


SIGNATURES


	Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



		                              	Platina Energy Group Inc.

Date:	November 27, 2006			/ s/  Blair Merriam
					Blair Merriam, Chief Executive Officer


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